Exhibit 10.7

LIFESTANCE HEALTH GROUP, INC.

AMENDMENT TO
notice of amended award terms

THIS AMENDMENT (this “Amendment”), effective as of September 7, 2022, amends that certain Notice of Amended Award Terms (the “Notice”), dated June 9, 2021, which describes certain amendments to the Partnership Interest Award Agreement (as amended and/or amended and restated from time to time, including as amended by the Notice, the “Award Agreement”) between Michael Lester (“you”) and LifeStance TopCo, L.P. (the “Partnership”) and the Class B Units you received under such Award Agreement (collectively, the “Award”) in connection with the initial public offering of shares of common stock of LifeStance Health Group, Inc. (“LifeStance”) and the related organizational transactions (together, the “IPO”). The Partnership, its subsidiaries, and LifeStance are collectively referred to in this Amendment as the “Company”. Any capitalized term not defined herein shall have the meaning provided in the Award Agreement.

RECITALS

WHEREAS, in connection with the IPO, the Class B Units in the Partnership held by you were exchanged for shares of common stock of LifeStance subject to the same vesting conditions as had applied to such Class B Units, as modified by and described in the Notice; and

Whereas, the parties now desire to amend the Award Agreement, as modified by the Notice, to modify the vesting provisions applicable to such shares of restricted common stock.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LifeStance and you hereby agree as follows:

1.
The Time Interests shall vest in full as of the date hereof.
2.
For the avoidance of doubt, for all purposes of the Award Agreement and the Notice, the indirect services provided by you through Alert5 Consulting, LLC to LifeStance shall be considered “Services”.
3.
Section 4 of the Notice is hereby amended and restated in its entirety to read as follows:

“Good Leaver Termination. Subject in all respects to your timely execution and non-revocation of a general release of claims and your continued compliance in all material respects with all applicable restrictive covenants in favor of the Company by which you are bound, upon the termination of Alert5’s consulting services by the Company for any reason other than for Cause or if such services terminate as a result of the consulting period under the Consulting Agreement, dated September 8, 2022, among you, the Company and Alert5 Consulting LLC, terminating on the End Date (as defined in such agreement) in accordance with its terms, and provided that you do not breach any Restrictive Covenant (as defined in the Separation Agreement and General Release, dated September 7, 2022, among you, the Company, LifeStance Health, Inc., and Alert5 Consulting LLC), your unvested Performance Interests shall remain eligible to vest for six (6) months following the End Date, and any unvested Performance Interest that do not vest within such six (6)-month period in accordance with their terms shall terminate and shall no longer be eligible to vest following such six (6)-month anniversary.”

Except as expressly set forth in this Amendment, the Award Agreement will continue in full force and effect in accordance with its terms. This Amendment sets forth the entire understanding of the parties, and, as of the date of this Amendment, supersedes all prior agreements and all other arrangements and communications, whether oral or written, with respect to the subject matter hereof. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment is a Delaware contract and shall be governed by and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provisions (whether Delaware or any other jurisdiction) that would cause the application of the laws of any other jurisdiction other than Delaware.

[Signature Page to Amendment Follows]

IN WITNESS WHEREOF, LifeStance and you have executed and delivered this Amendment as of the date first written above.

LIFESTANCE:

LifeStance Health Group, Inc.

Signature:	/s/ Ryan Pardo
Name:	Ryan Pardo
Title:	Chief Legal Officer, Vice President and Secretary

By:	/s/ Michael Lester
Michael Lester